UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lindenstrasse 8

6340 Baar

Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2012, Allied World Assurance Company Holdings, AG (the “Company”) announced that Mr. Thomas A. Bradley will join the Company and serve as Executive Vice President and Chief Financial Officer effective as of September 24, 2012 (the “Effective Date”). Mr. Bradley is succeeding Ms. Joan H. Dillard who will retire as the Company’s Executive Vice President and Chief Financial Officer effective as of the Effective Date. Ms. Dillard will remain with the Company until December 31, 2012 in order to provide assistance during the transition period. A copy of Ms. Dillard’s resignation letter is attached hereto as Exhibit 99.1.

Mr. Bradley, age 55, joins the Company from Dorsey & Whitney LLP, a large international law firm, where he had served as the Chief Financial Officer since August 2011. From April 2009 to April 2011, Mr. Bradley served in various financial positions at the Fair Isaac Corporation, a business services company, including as its Executive Vice President and Chief Financial Officer. From April 2004 to February 2009, Mr. Bradley served in various financial and operational positions at Zurich Financial North America, a financial services company, including as its Executive Vice President and Chief Financial Officer. Prior to that, he held a host of senior financial and operational positions at USF&G Corporation/St Paul Companies.

Mr. Bradley will receive an annual base salary of $500,000 and a one time sign-on bonus of $200,000 payable within one month of the Effective Date. Mr. Bradley will be eligible to receive a long-term incentive equity award grant of at least $500,000 and up to $1,000,000 to be made at the time annual incentive grants are made in February 2013, in accordance with the Company’s executive compensation programs then in effect. Mr. Bradley will also receive certain relocation benefits and will participate in benefit plans generally available to company employees.

The Company and Mr. Bradley will also enter into an indemnification agreement as of the Effective Date providing for indemnification and expense advancement and will include related provisions meant to facilitate his receipt of such benefits. The indemnification agreement also provides that the Company will indemnify Mr. Bradley against claims arising out of his service to the Company to the fullest extent allowed under Swiss law (except in certain limited circumstances). The indemnification agreement will be on substantially the same terms and conditions as the indemnification agreements that the Company has entered into with its directors and other executive officers.

The Company is not aware of Mr. Bradley or any of his immediate family members participating in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

In connection with her retirement, Ms. Dillard will receive, in lieu of contractual amounts otherwise payable under her employment agreement with the Company, (i) continued salary payments, health and welfare benefits and other personal benefits through December 31, 2012; (ii) her target bonus payment of $480,000 for 2012 performance; and (iii) the accelerated vesting of all outstanding equity-based awards previously granted to her.

Item 7.01.	Regulation FD Disclosure.

On September 5, 2012, the Company issued a press release announcing strategic changes to the Company’s executive management team. In connection with these strategic changes, the Company also revised its investor presentation for the second quarter of 2012, which the Company previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on a Current Report Form 8-K on August 10, 2012, to add a new slide, Slide 14, and to renumber Slides 15 to 30 accordingly. No other changes were made to the investor presentation and the Company has not updated the disclosures contained therein to reflect any events that occurred after the original publication of the investor presentation.

Ms. Dillard’s resignation letter, the press release and the revised investor presentation are furnished herewith as Exhibits 99.1, 99.2 and 99.3, respectively. The information hereunder is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in the press release and investor presentation in Exhibits 99.2 and 99.3, respectively, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the Company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Resignation letter of Ms. Dillard, dated September 5, 2012.

99.2	Press release, dated September 5, 2012.

99.3	Slides from presentation by management (revised).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Dated: September 5, 2012	By:	/s/ Wesley D. Dupont
	Name:	Wesley D. Dupont
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Resignation letter of Ms. Dillard, dated September 5, 2012.

99.2	Press release, dated September 5, 2012.

99.3	Slides from presentation by management (revised).